Exhibit 10.43

SECOND AMENDMENT (2003-1) TO THE

PENSION PLAN FOR EMPLOYEES OF AMPHENOL CORPORATION
AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2002

Pursuant to Section 12.1 of the Pension Plan for Employees of Amphenol Corporation as amended and restated effective January 1, 2002 (the “Plan”), the Plan is hereby amended as follows:

MAIN PLAN DOCUMENT

1.             Article V, Code Section 415 Limitations on Benefits, is restated in its entirety as follows:

5.1           Incorporation by Reference:

(a)                                  Notwithstanding the foregoing, the Plan will at all times comply with the limitations, adjustments and other requirements prescribed by Code Section 415 and the Regulations thereunder, the terms of which are specifically incorporated herein by reference.

(b)                                 Notwithstanding anything in this Article to the contrary, the maximum Annual Benefit for any Participant in a defined benefit plan in existence on July 1, 1982, shall not be less than the “protected current accrued benefit”, payable annually, provided for under question T-3 of Internal Revenue Notice 83-10.

(c)                                  Notwithstanding anything in this Article to the contrary, if the Plan was in existence on May 6, 1986, and had complied at all times with the requirements of Code Section 415, the maximum Annual Benefit for any individual who is a Participant as of the first day of the Limitation Year beginning after December 31, 1986, shall not be less than the Current Accrued Benefit.  “Current Accrued Benefit” shall mean a Participant’s Accrued Benefit under the Plan, determined as if the Participant had separated from service as of the close of the last Limitation Year beginning before January 1, 1987, when expressed as an Annual Benefit within the meaning of Code Section 415(b)(2).  In determining the amount of a Participant’s Current Accrued Benefit, the following shall be disregarded:  (1) any change in the terms and conditions of the Plan after May 5, 1986; and (2) any cost of living adjustment occurring after May 5, 1986.

EXHIBIT A

2.                                       A new second sentence is added to the first paragraph of Section 16.12 of Exhibit A as follows:

16.12                     Break in Service:  For eligibility purposes, a 12-consecutive month period (computation period) during which the Participant does not complete more than 500 Hours of Service with the Employer.

3.                                       Section 16.51 of Exhibit A is restated in its entirety as follows:

16.51                     Period of Severance:  A continuous period of time of at least twelve (12) months during which the Employee does not perform an Hour of Service for the Employer.  Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the twelve (12) month anniversary of the date on which the Employee was otherwise first absent from service.

4.                                       The first paragraph of Section 16.80 of Exhibit A is restated in its entirety as follows:

16.80                     Year of Vesting Service:  The total of an Employee’s Years of Service, subject to the Break in Service rules set forth in Section 6.5.  If an Employee terminates employment and is rehired by the Employer, including an Affiliated Employer, prior to incurring a Break in Service, the termination of employment shall not be deemed a termination of employment for purposes of determining Years of Vesting Service.

EXHIBIT B

5.             A new Section 1.1A is added to Exhibit B as follows:

1.1A.                    Service Computation Period:  For purposes of determining Years of Eligibility Service and Breaks in Service for purposes of eligibility, the initial eligibility computation period is the 12-consecutive month period beginning on the Employee’s Employment Commencement Date.

The succeeding 12-consecutive month periods commence with the first anniversary of the Employee’s Employment Commencement Date.

6.                                       Section 6.3 of Exhibit B is restated in its entirety as follows:

6.3                                 Service Computation Period:  For vesting purposes.  Years of Vesting Service and Breaks in Service will be measured by reference to the 12 consecutive month period commencing on the Employee’s Employment Commencement Date. Each subsequent 12 consecutive month period will commence on the anniversary of such date.

7.             A new sentence is added to the first paragraph of Section 16.11 of Exhibit B as follows:

16.11       Break in Service:  For eligibility purposes, a 12-consecutive month period (computation period) during which the Participant does not complete more than 500 Hours of Service with the Employer.

EXHIBIT C

8.             The first paragraph of Section 16.92 of Exhibit C is restated in its entirety as follows:

16.92       Year of Vesting Service:  The total of an Employee’s Years of Service is determined on an elapsed time basis.  An Employee shall be credited with a Year of Vesting Service, subject to the Break in Service rules set forth in Section 6.5, only for complete Years of Service consisting of 365 days.  If an Employee terminates employment and is rehired by the Employer, including an Affiliate, prior to incurring a Break in Service, the termination of employment shall not be deemed a termination of employment for purposes of determining Years of Vesting Service.

EXHIBIT E

9.             A new Subsection 4.1(c) is added to Exhibit E as follows:

(c)                                  Effect of Increase in Social Security Benefit Levels or Wage Base.  In the case of a Participant or Beneficiary who is receiving benefits under the Plan, or in the case of a Participant who is separated from service and who has non-forfeitable rights to benefits, such benefits shall not decrease by reason of any increase in the benefit levels payable under title II of the Social Security Act or any increase in the wage base under such title II, if such increase takes place after September 2, 1974, or (if later) the earlier of the date of first receipt of such benefits or the date of such separation, as the case may be.

EXHIBIT G

10.           A new Subsection 4.1(f) is added to Exhibit G as follows:

(f)                                    Effect of Increase in Social Security Benefit Levels or Wage Base.  In the case of a Participant or Beneficiary who is receiving benefits under the Plan, or in the case of a Participant who is separated from service and who has non-forfeitable rights to benefits, such benefits shall not decrease by reason of any increase in the benefit levels payable under title II of the Social Security Act or any increase in the wage base under such title II, if such increase takes place after September 2, 1974, or (if later) the earlier of the date of first receipt of such benefits or the date of such separation, as the case may be.

AMPHENOL CORPORATION

BY:	/s/ Edward C. Wetmore
Edward C. Wetmore
Its: Secretary and General Counsel